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                                                                   EXHIBIT 10.51

                             WASTE MANAGEMENT, INC.
                         EMPLOYMENT SECURITY AGREEMENT

     THIS EMPLOYMENT SECURITY AGREEMENT (the "Agreement") dated as of this 9th day of February, 1998, between WASTE MANAGEMENT, INC., a Delaware corporation (hereinafter referred to as the "Company"), and Paul G. George (hereinafter referred to as the "Executive"):

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Executive is serving as Senior Vice President-Human Resources of Waste Management, Inc.; and

     WHEREAS, the Executive has extensive experience with respect to the field of human resources and related fields which the Company considers extremely valuable to the continued prosperity of the Company; and

     WHEREAS, the Company wishes to ensure that it will have the Executive available to perform for the Company and its subsidiaries duties as Senior Vice President-Human Resources; and

     WHEREAS, the Company and the Executive desire to set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment and this Agreement is intended by the parties to supersede all previous agreements and understandings, whether written or oral, concerning such employment.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

     1. EMPLOYMENT. The Company (hereinafter the "Employer") shall employ the Executive as an employee at will upon the terms and conditions hereinafter set forth. The Executive shall perform such duties and responsibilities for the Employer which are commensurate with his position as may be assigned him by the Company's Chief Executive Officer and shall serve as a member of the Executive Committee of the Company. The Executive shall report to the Chief Executive Officer of the Company. Incident to the performance of such duties, the Executive shall be provided by the Employer with office space, facilities and secretarial assistance commensurate with that currently being provided to the Executive.

     2. TERM. Subject only to the provisions hereof set forth in Section 7, the term of this Agreement (herein the "Term") shall be for a period beginning on the date hereof and ending on March 10, 1999. Subject to the provisions of
Section 7 hereof, and unless a party gives 30 days' prior written notice to the other, on March 10, 1998 and on each successive March 10, the Term of this Agreement shall be renewed for a period ending on the earlier of (i) the date two (2)
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years from such March 10, or (ii) the date of the Executive's 62nd birthday on which birthday this Agreement shall terminate unless earlier terminated in accordance with the terms hereof.

     3. COMPENSATION. During the Term, the Executive's salary shall be payable at intervals not less often than semi-monthly. The Executive's salary shall initially be $350,000 per annum and thereafter be established by either the Compensation and Stock Option Committee of the Board of Directors of the Company (subject to approval by the full Board) or, in the event Executive is not among the Company officers whose compensation is subject to review by the Compensation and Stock Option Committee of the Board, by the Executive Committee of the Company (the applicable committee being referred to herein as the "Committee") and all adjustments thereto and all aspects of the Executive's incentive or performance compensation shall be established by the Committee in its sole discretion. In the event there is no Committee in existence at any time, the term Committee shall be deemed to refer to the Chief Executive Officer of the Company. During the Term, the Executive shall also receive such benefits and perquisites (the "Benefits") which are made available to similarly positioned executives of the Employer including, without limitation, incentive compensation, loans, awards, insurance, stock options, stock purchase plans, benefits from qualified plans or non-qualified plans or other benefit plans now or hereafter existing which are adopted by the Employer for the benefit of its employees generally and for the benefit of the Employer's officers, all such Benefits to be provided in such amounts as may be determined from time to time by the Committee in its discretion.

     4. EXTENT OF SERVICE. During the Term, the Executive shall devote his full time, attention and energy to the business of the Employer and the Executive shall not be engaged in any other business activity pursued for gain, profit or other pecuniary advantage which activity interferes with the Executive's duties and responsibilities provided for herein.

     5.   NON-COMPETITION AND NON-SOLICITATION.  Executive agrees that:
          ------------------------------------

          (a) During the Term and for a period of one year thereafter or during any Severance Period, if longer (the "Restricted Period"), Executive agrees that he will not (without the written consent of the Chief Executive Officer) engage directly or indirectly in any business within the United States (financially as an investor or lender or as an employee, director, officer, partner, independent contractor, consultant or owner or in any other capacity calling for the rendition of personal services or acts of management, operation or control) which is directly competitive with the business at any time during the Term conducted by the Company or any of its subsidiaries or Affiliates as defined below. Notwithstanding the foregoing, Executive shall be entitled to own securities of any corporation conducting a business competitive with the business of the Company or any of its subsidiaries or Affiliates so long as the securities of such corporation are listed on a national securities exchange and the securities owned directly or indirectly by Executive do not represent more than two percent (2%) of any class of the outstanding securities of such company.

          (b) During the Restricted Period, in addition to the obligations pursuant to Subsection 5(a), Executive agrees that neither he nor any business in which he engages directly or

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indirectly will (i) directly or indirectly induce any customers of the Company or of corporations or businesses which directly or indirectly control or are controlled by or under common control with the Company ("Affiliates") to patronize any business similar to that of the Company, (ii) canvass, solicit or accept any similar business from any customer of the Company or any Affiliates,
(iii) directly or indirectly request or advise any customer of the Company or Affiliates to withdraw, curtail or cancel such customer's business with the Company or Affiliates, (iv) directly or indirectly disclose to any other person, firm or corporation the names or addresses of any of the customers of the Company or Affiliates, or (v) compete with the Company or Affiliates in acquiring or merging with any other business or acquiring the assets of such other business.

          (c) During the Restricted Period, in addition to the obligations pursuant to Subsections 5(a) and 5(b), Executive agrees that neither he nor any business in which he engages directly or indirectly will (i) hire or attempt to hire any employee of the Company or its Affiliates nor (ii) directly or indirectly encourage any employee of the Company or its Affiliates to terminate employment with the Company or its Affiliates. Notwithstanding the foregoing, it shall not be deemed a violation of this subsection if a business which employs Executive hires or attempts to hire an employee of the Affiliates and Executive has no knowledge of, control over or involvement with such solicitation.

          (d) In the event that any of the provisions of this Section 5 should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable laws, then such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by law.

      6. CONFIDENTIAL INFORMATION. The Executive acknowledges that in his employment he is or will be making use of, acquiring or adding to the Employer's and Company's confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature and records and policy matters relating to finance, personnel, management and operations. Therefore, in order to protect the Employer's and Company's confidential information and to protect other employees who depend on the Employer and Company for regular employment, the Executive agrees that he will not in any way utilize any of said confidential information except in connection with his employment by the Employer, and except in connection with the business of the Employer and Company he will not copy, reproduce or take with him the original or any copies of said confidential information and will not disclose any of said confidential information to anyone.

      7.  TERMINATION.
          -----------

          (a) Death or Disability. If the Executive should become physically or mentally disabled and unable to perform his duties hereunder for a continuous period in excess of ninety (90) days (in the reasonable opinion of the Committee), or if the Executive should die while an employee of the Employer, this Agreement and Executive's employment with the Employer shall immediately terminate.

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          (b) Termination by the Employer for Cause.  The following events shall create in the Employer a right to terminate the Executive's employment under this Agreement prior to the expiration of the Term: (i) the commission of fraud, embezzlement or theft by the Executive in connection with the Executive's duties; (ii) the intentional wrongful damage to property of the Company, the Employer and/or their Affiliates by the Executive; (iii) the intentional wrongful disclosure by the Executive of any secret process or confidential information of the Company, the Employer and/or their Affiliates; or (iv) the violation of the Executive's non-disclosure, non-solicitation and non-competition covenants set forth in Sections 5 and 6. In the event of such a Termination for cause pursuant to this Subsection, all of the obligations of the Employer and the Company under this Agreement shall immediately terminate.

          (c) Other Termination by Employer. In the event the Employer shall elect to terminate Executive's employment for any reason other than those specified in Subsection 7(a) or 7(b), it shall provide written notice of such termination to Executive. In the event that there occurs without the written consent of the Executive:

          (i) a change in the Executive's duties, title or responsibilities, or a change in the Executive's reporting relationships, either of which results in or reflects a diminution of the scope or importance of the Executive's duties and responsibilities;

          (ii) a reduction in the Executive's then current annual base salary (other than as part of reductions in annual base salary affecting the Employer's officers generally);

          (iii) a reduction in the level of benefits available or awarded under employee and officer benefit plans and programs, including, but not limited to annual and long-term incentive and stock-based plans and programs (other than as part of reductions in such benefit plans or programs affecting the Employer's officers generally);

          (iv) a relocation of Executive's primary employment location to a location which is more than 50 miles from his current location; or

          (v) the Company terminates the automatic renewal provision of this Agreement by providing Executive with 30 days' prior written notice as provided in Section 2 hereof then Executive may deliver written notice of termination of his employment to the Company within three months of such event (which notice shall be effective even if such three months expire after the end of the Term). In the event of notice being given by the Employer or Executive under this Subsection 7(c) within one year of Executive's initial employment with the Employer, and subject to the execution and delivery by Executive to the Company of the release described in Section 10 hereof, the Company shall provide

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     Executive with the severance compensation and benefits set forth in
     (u), (w), (x), (y), and (z) below. In the event of notice being given by the Employer or Executive under this Subsection 7(c) after one year of Executive's initial employment with the Employer, subject to the execution and delivery by Executive to the Company of the release described in
     Section 10 hereof, the Company shall provide Executive with severance compensation and benefits set forth in (u)-(z) below:

          (u) Executive shall receive an amount equal to his then current base salary for two years, payable at intervals not less frequently than monthly over a period of two years following the end of the Term (such period of payment to be referred to herein as the "Severance Period");

          (v) with respect to any participation rights in the Company's annual or long-term incentive plans which have been awarded to Executive prior to the end of the Term, Executive shall be entitled to receive a prorated award under any such plan, payable if and when awards are paid to other similarly positioned officers of the Employer, such proration to be determined by dividing the number of whole or partial months the Executive is employed during the incentive compensation performance period by the total number of months in the incentive compensation performance period;

          (w) with respect to Executive's stock options, the exercisability of Executive's outstanding stock options shall be accelerated, and such options shall remain exercisable during the Severance Period (unless they shall otherwise expire earlier by their terms) and such options shall otherwise be treated in accordance with the terms of their respective grants;

          (x) the Executive's medical, dental and vision Benefits shall be continued on the same basis as offered to active salaried employees for the Severance Period or until such earlier time as the Executive becomes employed and eligible for such benefits under a plan of the new employer, and continuation coverage under COBRA shall commence at the end of the Severance Period; and

          (y) credit for vesting and benefit service under the Company's Supplemental Executive Retirement Plan shall be provided to Executive for the Severance Period; and

          (z) all other Benefits shall be paid or continued only to the extent the terms thereof provide for payment or continuation following the termination of employment.

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The foregoing shall be in lieu of all salary, bonuses or incentive or performance based compensation for the remainder of the Term. If Executive should die during the Severance Period, any remaining severance payments shall be made to Executive's surviving spouse or, if none, to his estate.

     (d) Voluntary Termination. If during the Term the Executive should voluntarily terminate his employment with the Employer for any reason, including retirement, other than as described in Subsection 7(c) hereof, the obligations of the Employer and the Company under this Agreement shall terminate forthwith, other than obligations to (i) pay the Executive's base salary to the date of voluntary termination, (ii) pay all incentive compensation earned by the Executive for performance periods which are completed prior to the date of voluntary termination, at such times and on the same basis amounts as such incentive compensation becomes payable to other executives of the Employer and
(iii) pay or make available to the Executive all Benefits which by their terms or under applicable law survive the voluntary termination of the Executive's employment; and the Executive shall remain bound by his non-disclosure, non-solicitation and non-competition covenants set forth in Sections 5 and 6 hereof. The exercisability of the Executive's outstanding stock options shall be treated in accordance with the terms of their respective grants or awards, except that in the case of retirement on or after age 62, the Company will recommend to the Compensation and Stock Option Committee of the Board of Directors of the Company that the exercisability of Executive's outstanding stock options be accelerated.

     8. ELECTION TO EXTEND SEVERANCE PERIOD. Notwithstanding anything in Subsection 7(c) to the contrary, the Executive may make an irrevocable written election, within 30 days of receipt or delivery of the written termination notice provided for in Subsection 7(c), that would extend the time period during which the base salary is to be paid under Subsection 7(c) for one additional year. The total amount of base salary that is to be paid under Subsection 7(c) will not be affected by this election. If such election is made, the term "Severance Period" will be deemed to refer to such extended payment period.

     9. EXCISE TAX. In the event that an excise tax ("Excise Tax") is imposed on Executive under Section 4999 of the Internal Revenue Code (or any successor provision of like import) on the payments due under Subsection 7(c) (collectively, the "Payments"), Executive shall be paid an additional amount ("Gross Up") no later than 30 days prior to the date such Excise Tax is due, such that the net amount retained by Executive after deduction of the Excise Tax on the Payments and any federal and state income taxes on the Payments and the Gross Up shall be equal to the Payments. For purposes of determining the Gross Up, Executive shall be deemed to pay federal and state income taxes at the highest marginal rate of taxation in the calendar year in which the Payments or Gross Up is to be made. The opinion of whether such Excise Tax is payable and the amount thereof shall be based upon a "substantial authority opinion" of tax counsel selected by the Company and reasonably acceptable to Executive. If such opinion is not finally accepted by the IRS upon audit, then appropriate adjustments shall be computed (with Gross Up) by tax counsel based upon the final amount of Excise Tax so

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determined.  The amount shall be paid by the appropriate party in one lump cash sum within 30 days of such computation.

     10. GENERAL RELEASE AND COOPERATION AGREEMENT. Notwithstanding anything in Subsection 7(c) or Section 9 to the contrary and in consideration therefor, severance benefits and the Gross Up thereunder shall only become payable by the Company if the Executive executes and delivers to the Company a General Release and Cooperation Agreement on or after the date of written notice of termination of Executive's employment or prior to the date the Gross Up is paid, as applicable, and in substantially the form attached as Exhibit A hereto.

     11. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when deposited in the U.S. mail in a registered, postage prepaid envelope addressed:
If to the Executive, at his address set forth below or such other address as Executive may direct, and if to the Company, c/o Chief Executive Officer, Waste Management, Inc., 3003 Butterfield Road, Oak Brook, Illinois 60523, with a copy to the General Counsel, Waste Management, Inc., at the same address.

     12. ASSIGNMENT. The Executive may not assign his obligations hereunder. The rights of the Executive and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon their respective heirs, personal representatives, successors and assigns.

     13.  MISCELLANEOUS.
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          (a) This Agreement shall be subject to and governed by the laws of the
State of Illinois.

          (b) Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provisions or any other provision hereof.

          (c) This Agreement may not be modified except by an agreement in writing executed by the parties hereto.

          (d) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.

          (e) This Agreement shall supersede any and all prior employment agreements or understandings, written or oral, with Executive.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                     WASTE MANAGEMENT, INC.



                                     By /s/ Robert S. Miller
                                       ------------------------------
                                       Robert S. Miller,
                                       Acting Chairman of the Board


                                      /s/ Paul G. George
                                     --------------------------------
                                     Paul G. George

                                     Address: 1101 First Street, Unit 207
                                            Coronado, CA 92118

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